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                                  EXHIBIT 10.9


                             EUROPEAN AMERICAN BANK

                          FOURTH AMENDED AND RESTATED
                      REVOLVING CREDIT NOTE AND AGREEMENT

                  The within is an amendment and restatement of that certain Amended and Restated Credit Note and Agreement in the principal amount of $9,000,000 dated November 8, 1993 and executed by the Borrower as hereinafter defined; said Note having been previously amended and restated by a Second Amended and Restated Revolving Credit Note and Agreement in the principal amount of $10,000,000 dated August 9, 1994; said Note having been previously modified by a Note Modification Agreement dated February 10, 1995, and by a Third Amended and Restated Revolving Credit Note and Agreement dated October 24, 1995.

                                                              November 6, 1997

$12,000,000                     Office Address:  730 Veterans Memorial Highway
                                                    Hauppauge, New York  11788

         FOR VALUE RECEIVED, MEDICAL ACTION INDUSTRIES INC. (the "Borrower") promises to pay to the order of EUROPEAN AMERICAN BANK (the "Bank") on or before September 30, 2000 at the office of the Bank located at the place first above stated or such other place as the holder thereof may from time to time designate in writing, in lawful money of the United States of America in immediately available funds, the principal sum of Twelve Million ($12,000,000) Dollars (or such lesser amount as may then be the aggregate unpaid principal balance of all loans made by the Bank to the Borrower hereunder (each a "Loan" and collectively the "Loans"). The Borrower also promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office in like money on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity at that rate equal to the Bank's Prime Rate (the rate stated by the Bank to be its prime rate as in effect from time to time), which interest rate shall change when and as the Prime Rate changes. Interest shall be payable monthly on the first day of each month commencing on the first such day to occur after the date hereof and upon payment in full of the unpaid principal amount hereof. If any payment of principal or interest becomes due on a day on which banks in New York, New York are required or permitted by law to remain closed, such payment may be made on the next succeeding business day on which such banks are open, and such extensions shall be included in computing interest in connection with such payment. The Borrower further agrees that this Note shall bear interest after any stated or accelerated maturity hereof at a rate of three (3%) percent per annum in excess of the rate hereinbefore provided for, payable on demand. In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law, the Borrower authorizes the Bank to charge any of the Borrower's accounts for payments of principal and interest hereunder.


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         In consideration of the granting of the Loans evidenced by this Note, the Borrower hereby agrees as follows:

         1.        Revolving Credit Commitment.

                  (a) The loan evidenced by this Note is available in one or more advances (each a "Loan" and collectively the "Loans") during the period which commences on the date hereof and ends on September 30, 2000 (the "Credit Period") in an aggregate principal amount up to, but not exceeding at any time outstanding, the said principal sum of Twelve Million ($12,000,000) Dollars (the "Commitment"). During the Credit Period, the Borrower may use the Commitment by borrowing, prepaying in whole or in part and reborrowing, on a revolving basis, all in accordance with the terms and conditions hereof; provided, however, that each such Loan or prepayment be in an amount not less than One Hundred Thousand ($100,000) Dollars.

                  (b) The date and amount of each Loan and of each payment of principal shall be maintained by the Bank in its books and records at the time of each Loan or payment. All such notations shall be presumed to be correct and the aggregate net unpaid amount of Loans set forth therein shall be presumed to be the principal balance hereof, except for manifest error.

                  (c) Each request for a Loan shall be subject to the satisfaction of the following conditions precedent:

                           (i) The Borrower shall have given the Bank notice of
such request, setting forth the amount of the Loan requested and the date thereof. Such notice may be written or oral and shall be sufficient if received by 1 p.m. of the date the Loan is requested. If the request is oral it shall be thereafter confirmed in writing by the Borrower by telecopier to the Bank.

                           (ii) No Event of Default, or event which would be an
Event of Default but for the giving of notice or the passage of time or both, has occurred and is continuing; and all of the representations and warranties made by the Borrower in Section 4 hereof shall be true and correct on and as of the date of such request as if made on and as of such date.

                           (d) The outstanding principal balance of the Loans
                  shall at no time exceed the lesser of the Commitment or the aggregate amount available under the following Borrowing Base (as such amount shall fluctuate from time to time):

                           (i) an amount equal to eighty (80%) percent of the
Borrower's "Eligible Accounts Receivable", which shall be defined as all accounts of the Borrower, less (w) uncollectible accounts; (x) accounts remaining unpaid after a date which is ninety (90) days after invoice date (120 days in the case of accounts due from hospitals); (y) accounts of account debtors of which at least twenty-five (25%) percent of the sum of such accounts remain unpaid after a date which is 90 days after invoice date (120 days in the case of accounts due from hospitals); and (z) maximum discounts, rebates, credits and allowances which may be taken by or granted to account debtors; plus

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                           (ii) an amount equal to fifty-five (55%) percent of
the purchase price of inventory acquired pursuant to commercial letters of credit (each an "L/C" and collectively the "L/Cs") issued hereunder; plus

                           (iii) the lesser of $8,000,000, or the amount equal
to fifty-five (55%) percent of the market value of "Eligible Inventory" on hand. Eligible Inventory shall be defined as raw materials, inventory in transit, all finished goods and shall not include work in process, packaging material and inventory held outside the territorial jurisdiction of the United States of America.

                           (e) Sublimits under the Commitment are available to
                  the Borrower in an amount equal to the lesser of the Borrowing Base or $3,000,000 each for documentary Letters of Credit (each an "Acceptance" and collectively the "Acceptances"). For any advance made for an L/C, the Borrower shall pay one-eighth of one (0.125%) percent upon each of the opening and one-quarter of one (0.25%) percent upon negotiation of the L/C. For each Standby L/C the Borrower shall pay a fee equal to one and one-quarter (1.25%) percent per annum upon the issuance of the Standby L/C. For any advance made for an Acceptance, the Borrower shall pay a fee equal to one and one-quarter (1.25%) percent per annum upon the issuance of the Acceptance. Each L/C shall have a maximum tenor of one (1) year, and shall be evidenced by the Bank's standard letter of credit agreement. Each Standby L/C shall have a maximum tenor of one hundred eight (180) days, and shall be evidenced by the Bank's standard letter of credit agreement. Acceptances have a maximum tenor of one hundred eighty (180) days and shall be evidenced by the Bank's standard acceptance credit agreement.

                           (f) Notwithstanding anything to the contrary herein
                  contained, the amount available for direct borrowings under the Commitment, as set forth in Subsection 1(d) hereof, shall be reduced by any and all amounts outstanding pursuant to the borrowing sublimit set forth in Section 1(e) hereof.

         2.       Commitment Fee.

                  As additional compensation for providing the Loans described herein, the Borrower agrees to pay the Bank a commitment fee for the Credit Period at the rate of one-quarter of one (0.25%) percent per annum on the average daily unused portion of the Commitment. Such commitment fee shall be payable quarterly, on the first day of each December, February, May and August during the Credit Period commencing on December 1, 1997.

         3.       Conditions Precedent.

                  Prior to the first Loan, the Borrower shall satisfy the following conditions precedent including delivery to the Bank of the following:

                           (a) A favorable written opinion, dated of even date
herewith, of the Borrower's counsel (which counsel must be satisfactory to the Bank) with respect to the matters set forth in Section 4 hereof with the exception of Subsection 4(g);

                           (b) A copy of the resolutions passed by the
Borrower's Board of Directors certified by its Secretary as being in full force and effect on the date of this Agreement, authorizing the Loan herein provided for, the execution, delivery and performance of this Note and any other instrument or agreement required hereunder and containing a certificate of incumbency as to the person or persons authorized to execute and deliver the same;

                           (c) Evidence that the Bank has been named as loss
payee on the insurance maintained by the Borrower on its inventory. Said insurance policy shall be issued by a financially sound and reputable insurance company reasonably satisfactory to the Bank;

                           (d) The Bank shall have received at the closing the
sums of (i) Fifteen Thousand ($15,000) Dollars which represents the fee due from the Borrower for the increase represented hereby, and Twelve Thousand Five Hundred ($12,500) Dollars which represents the fee due from the Borrower for the extension represented hereby.

         4. Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

                           (a) It is duly organized, validly existing and in
good standing under the laws of the state of its incorporation and is qualified to do business and in good standing under the laws of each state where its failure to so qualify would have a material adverse effect on its business, operations and properties.

                           (b) This Note has been duly authorized, executed and
delivered and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

                           (c) The execution and delivery of this Note and
performance hereunder will not violate any provision of law.

                           (d) There are no actions or proceedings pending
before any court or governmental authority, bureau or agency with respect to or threatened against or affecting the Borrower, or any Subsidiary, which if determined adversely would have a material adverse effect on the business, the assets or the financial condition of the Borrower or any Subsidiary. As used herein, the term "Subsidiary" or "Subsidiaries" means any corporation or corporations of which the Borrower alone, or the Borrower and/or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors.

                           (e) Neither the Borrower nor any Subsidiary is in
default under, or in violation of, any term of any agreement, ordinance, resolution, decree, bond, note, indenture, or judgment to which it is a party or by which it is bound, or by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default or violation may have a materially adverse effect on the business, the assets or the financial condition of the Borrower or any Subsidiary. The operations of the Borrower and each Subsidiary comply in all respects with all laws, ordinances and regulations applicable to them.

                           (f) Neither the Borrower nor any Subsidiary is a
party to or bound by, nor are any of the properties or assets owned by it or used in the conduct of its business affected by any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, or subject to any charter or other corporate restriction, which materially and adversely affects the business assets or financial condition of the Borrower or any Subsidiary.

                           (g) All balance sheets, profit and loss statements
and other financial information heretofore furnished to the Bank are true, correct and complete and present fairly the financial condition of the Borrower and its Subsidiaries as at the dates thereof and for the periods covered thereby, including contingent liabilities of every kind which financial condition has not materially adversely changed since the date of the most recently dated balance sheet of the Borrower heretofore furnished to the Bank.

                           (h) No part of the proceeds of the Loans will be
used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock as such term is defined in Sec.
221.2 of Regulation U of the Board of Governors of the Federal Reserve System.

                           (i) The Borrower and its Subsidiaries are in
compliance in all material respects with the Employee Retirement Income Security Act of 1974 ("ERISA") and all rules and regulations thereunder. Neither the Borrower nor any of its Subsidiaries has any unfunded vested liability under any type of plan described in Section 4021(a) of ERISA ("Plan") and no reportable event, as set forth in Section 4043(b) of ERISA, has occurred or is continuing with respect to any Plan.

         5.       Financial Statements.  The Borrower shall deliver to the Bank:

                  (a) Annually, as soon as available, but in any event within 120 days after the last day of each of its fiscal years, the consolidated and consolidating balance sheet of the Borrower, as at such last day of the fiscal year, and consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail. The consolidated statements delivered pursuant to this Section 5(a) shall be certified without qualification by a firm of independent certified public accountants satisfactory to the Bank and the consolidating statements shall be internally prepared by the Borrower.

                  (b) As soon as available, but in any event within 60 days after the end of each of its fiscal quarters, the 10-Q report filed or to be filed with the Securities and Exchange Commission, and the consolidated and consolidating balance sheet of the Borrower as at the last day of such fiscal quarter, and consolidated and consolidating statements of income, retained earnings and cash flows for the portion of the fiscal year through such date, all in reasonable detail, each such statement to be prepared in accordance with generally accepted accounting principles consistently applied. The consolidated statements and consolidating statements referred to herein shall be internally prepared by the Borrower.

                  (c) Promptly after a written request therefor, such other financial data or information as the Bank may reasonably request from time to time.

                  (d) At the same time as it delivers the financial statements required under the provisions of Subsections 5(a) and 5(b), a certificate signed by the president and principal accounting officer of the Borrower, to the effect that no Event of Default hereunder or under any other agreement to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, has occurred.

         6. Affirmative Covenants. The Borrower will, and with respect to the agreements set forth in Subsections 6(a) through 6(f) hereof, cause each Subsidiary to:

                  (a) with respect to its properties, assets and business, maintain insurance against loss or damage, to the extent that property, assets and businesses of similar character are usually so insured by companies similarly situated and operating like properties, assets or businesses with responsible insurance companies satisfactory to the Bank; such insurance to be endorsed to name the Bank as loss payee;

                  (b) duly pay and discharge all taxes or other claims which might become a lien upon any of its property except to the extent that such items are being in good faith appropriately contested;

                  (c) maintain, preserve and keeps its properties in good repair, working order and condition, and make all reasonable repairs, replacements, additions, betterments and improvements thereto;

                  (d) conducts its business in substantially the same manner and in substantially the same fields as such business is now carried on and conducted;

                  (e) comply with all statutes, rules and regulations and maintain its corporate existence;

                  (f) permit the Bank to make or cause to be made annual field audits of any books, records and papers of the Borrower at the Borrower's sole cost and expense at times reasonably required by the Bank, and to permit the Bank to make such other audits of its books, records and papers at the Bank's expense at all such reasonable times and as often as the Bank may require;

                  (g) use the proceeds of the Loans for the following purposes and for no other purpose: To finance inventory purchases by and accounts receivable of the Borrower, and to refinance any amounts outstanding under an existing line of credit provided to the Borrower from the Bank;

                  (h) deliver to the Bank, as soon as available, but in any event within 60 days after the end of each of its fiscal quarters, a certificate signed by the president and principal accounting officer certifying the value of the Borrower's Eligible Accounts Receivable and Inventory;

                  (i) deliver to the Bank, as soon as available, but in any event within 15 days after the end of each calendar month, borrowing base certificates, accounts receivable aging and inventory schedules all in form and substance satisfactory to the Bank;

                  (j) maintain a minimum Capital Base ("Capital Base") (to be equal to the sum of capital surplus, earned surplus and capital stock minus deferred charges, intangibles, treasury stock, officer and employee loans receivable, and joint venture investments and advances and assets held for disposition) of not less than the following:

         Period                                      Minimum Capital Base
         ------                                      --------------------

Through March 31, 1998                               $10,000,000
April 1, 1998 through March 31, 1999                 $10,750,000
April 1, 1999 through March 31, 2000                 $11,500,000
April 1, 2000 through Maturity                       $12,250,000

                  (k) maintain a Current Ratio, the ratio of current assets to current liabilities (current liabilities shall include all borrowings hereunder) of not less than 1.6:1 at all times during the term hereof;

                  (m) maintain a maximum ratio of total unsubordinated liabilities ("TUL") to Capital Base of not greater than the following:

         Period                                    Maximum TUL to Capital Base
         ------                                    ---------------------------

Through March 31, 1998                             1.7:1
April 1, 1998 through March 31, 1999               1.55:1
April 1, 1997 through Maturity                     1.5:1

                  (n) maintain at each fiscal year end a ratio of Earnings Before Interest and Taxes for each fiscal year to interest expenditure for such fiscal year of not less than 1.25:1.

                  (o) immediately give notice to the Bank that an Event of Default has occurred or that an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and specifying the action which the Borrower has taken and proposes to take with respect thereto.

         7. Negative Covenants. The Borrower will not, and will not permit any Subsidiary to:

                  (a) incur, or permit to exist, any indebtedness for borrowed money, exclusive of borrowings hereunder and of any other loans made by the Bank in its discretion to the Borrower or any Subsidiary, other than existing loans for the purchase of equipment and existing indebtedness disclosed on the Borrower's balance sheet as of the date hereof, and future purchase money loans for the purchase of equipment.

                  (b) enter into any merger or consolidation or liquidation, wind up or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets (other than in the ordinary course of business) or acquire by purchase or otherwise the business or assets of, or stock of, another corporation except to the extent permitted by paragraph 7(g) below; except that any Subsidiary may merge into or consolidate with any other Subsidiary which is wholly-owned by the Borrower, and any Subsidiary which is wholly-owned by the Borrower may merge with or consolidate into the Borrower provided that the Borrower is the surviving corporation;

                  (c) lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person other than existing loans made prior to March 31, 1992 or officer loans in the maximum amount of Two Hundred Fifty Thousand ($250,000) Dollars per officer and Five Hundred Thousand ($500,000) Dollars in the aggregate, except investments in United States Government obligations and certificates of deposit of any banking institution with combined capital and surplus of at least Two Hundred Thousand ($200,000) Dollars;

                  (d) create, assume or permit to exist, any mortgage, pledge, lien or encumbrance of or upon or security interest in, any of its property or assets now owned or hereafter acquired except (i) mortgages, liens, pledges and security interests in favor of the Bank; (ii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (iv) mortgage liens existing as of the date hereof;

                  (e) assume, endorse, be or become liable for or guarantee the obligations of any person except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                  (f) declare or pay any dividends on its capital stock (other than dividends payable solely in shares of its own common stock), or purchase, redeem, retire or otherwise acquire any of its capital stock at any time outstanding, except that any Subsidiary wholly-owned by the Borrower may declare and pay dividends to the Borrower;

                  (g) expend in excess of Two Million ($2,000,000) Dollars per fiscal year, or Five Million ($5,000,000) Dollars in the aggregate during the term hereof, for the acquisition of any other company or entity, or the assets thereof (provided, however, that no such acquisition shall be permitted unless the Borrower shall have demonstrated to the Bank on a pro forma basis that the Borrower shall remain in full compliance with all requirements and covenants herein after said acquisition).

                  (h) expend annual capital expenditures in excess of Six Million Five Hundred Thousand ($6,500,000) Dollars during the fiscal year ending March 31, 1998 and One Million Five Hundred Thousand ($1,500,000) Dollars thereafter (capital expenditures under the aforementioned maximum levels can be applied to the next two fiscal years).

                  (i) (i) terminate any Plan so as to result in any material liability to The Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBGC"), (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 or ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject the Borrower to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event or condition which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

         8. Collateral Security. As collateral security for the payment of any and all sums owing under this Note and all other obligations, direct or contingent, joint, several or independent, of the Borrower and of any Subsidiary and each endorser or guarantor hereof now or hereafter existing, due to or to become due to, or held, or to be held by, the Bank, whether created directly or acquired by assignment or otherwise (all of such obligations, including this Note, are hereinafter called the "Obligations"), the Borrower hereby grants to the Bank a first priority lien on and security interest in all of the Borrower's inventory and accounts receivable and any and all deposits or other sums at any time credited by or due from the Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property may at any time after the occurrence of any Event of Default be set-off, appropriated and applied by the Bank against any of the Obligations whether or not such Obligations are then due or are secured by any collateral, or, if they are so secured, whether or not such collateral held by the Bank is considered to be adequate and with respect to all collateral security the Bank shall have all the rights and remedies available to it under the Uniform Commercial Code of New York and other applicable law.

         9. Events of Default. If any one or more of the following events ("Events of Default") shall occur, the entire unpaid balance of the principal of and interest on the Obligations shall immediately become due and payable:

                  (a) Failure to make any payment of principal or interest in respect of any of the Obligations when due; or,

                  (b) Failure to observe any of the covenants in Sections 6 and 7 hereof; or,

                  (c) Failure by the Borrower to perform any other term, condition or covenant of this Note or any other agreement, instrument or document delivered pursuant hereto or in connection herewith or therewith, which shall remain unremedied for a period of 15 days after notice thereof shall have been given by the Bank to the Borrower; or,

                  (d) (i) Failure to perform any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or other instrument or agreement in connection with the borrowing of money or the obtaining of advances or credit to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), so that, as a result of any such failure to perform (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or,

                           (ii) any event or condition referred to in any Debt
Instrument shall occur or fail to occur, so that, as a result thereof (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become and payable; or,

                           (iii) any indebtedness included in any Debt
Instrument or secured or covered thereby is not paid when due; or

                  (e) Any representation or warranty made in writing to the Bank in this Note or in connection with the making of the Loans evidenced hereby or any certificate, statement or report made in compliance with this Note, shall have been false in any material respect when made; or,

                  (f) An order for relief under the United States Bankruptcy code as now or hereafter in effect, shall be entered against the Borrower or any Subsidiary; or the Borrower or any Subsidiary shall become insolvent, generally fail to pay its debts as they become due, make an assignment for the benefit of creditors, file a petition or apply to any tribunal for the appointment of a receiver or any trustee for its or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of thirty days or more; or the Borrower or any Subsidiary or endorser or guarantor hereof by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver of or any trustee for it or any substantial part of any of its properties, or shall suffer any such receivership or trusteeship to continue undischarged for a period of thirty days or more; or,

                  (g) Any judgment in excess of $100,000 against the Borrower or any Subsidiary or any attachment, levy or execution against any of its properties for any amount shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty days or more; or,

                  (h) The Bank shall have determined, in its sole discretion, that one or more conditions exist or events have occurred which may result in a material adverse change in the business, properties or financial condition of the Borrower.

         10. Interest Adjustment. Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law. If at any time the rate of interest otherwise prescribed herein shall exceed such maximum rate, and such prescribed rate is thereafter below such maximum rate, the prescribed rate shall be increased to the maximum rate for such period of time as is required so that the total amount of interest received by the Bank is that which would have been received by the Bank, except for the operation of the first sentence of this Section 10.

         11.      Miscellaneous.

                  (a) All agreements, representations and warranties made herein shall survive the delivery of this Note. The Borrower waives trial by jury, set-off and counterclaim of any nature or description other than mandatory counterclaims in any litigation in any court with respect to, in connection with, or arising out of, this Note or any instrument or document delivered pursuant hereto or the validity, protection, interpretation, collection or enforcement hereof.

(b) No modification or waiver of or with respect to any provision of this Note, or consent to any departure by the Borrower from any of the terms or conditions hereof, shall in any event be effective unless it shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.


                  (c) Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank or the holder of this Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other further exercise thereof or the exercise of any other right.

                  (d) In the event that this Note is placed in the hands of an attorney for collection by reason of any default hereunder, the Borrower agrees to pay reasonable attorney's fees so incurred. The Borrower promises to pay all expenses of any nature as soon as incurred whether in or out of court and whether incurred before or after this Note shall become due at is maturity date or otherwise and costs which the Bank may deem necessary or proper in connection with the satisfaction of the indebtedness or the administration, supervision, preservation, protection (including but not limited to maintenance of adequate insurance) of or the realization upon the collateral.

                  (e) The Borrower hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor, and any or all other notices or demands except as otherwise expressly provided for herein.

                  (f) All accounting terms not otherwise defined in this Note shall have the meanings ascribed thereto under generally accepted accounting principles.

         12. Notices. All notices, requests and other communications pursuant to this Note shall be in writing, either by letter (delivered by hand or sent by certified mail, return receipt requested) or overnight mail, addressed as follows:

                  (a)      if to the Borrower:

                           Medical Action Industries Inc.
                           150 Motor Parkway
                           Hauppauge, New York  11788
                           Attn:    Richard G. Satin
                                    Vice President and General Counsel

         and,     (b)      if to the Bank:

                           European American Bank
                           730 Veterans Memorial Highway
                           Hauppauge, New York  11788
                           Attn:    Richard Romano
                                    Vice President

Any notice, request or communication hereunder shall be deemed to have been given when deposited in the mails, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person or address to whom or which the notices are to be given hereunder, but any such notice shall be effective only when actually received by the party to whom it is addressed.

         13. Governing Law. This Note and the rights and obligations of the parties shall be construed and interpreted in accordance with the laws of the State of New York and the Borrower consents to the jurisdiction of the courts of New York in any action brought to enforce any rights of the Bank under this Note.

                                  MEDICAL ACTION INDUSTRIES INC.



                                  By:      s/ Paul D. Meringola
                                      --------------------------------------
                                           Paul D. Meringola, President